UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
May 12, 2026
Date of report (Date of earliest event reported)

ENCORE CAPITAL GROUP, INC.
(Exact name of registrant as specified in its charter)

Delaware	000-26489	48-1090909
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
350 Camino de la Reina, Suite 100
San Diego, California 92108
(Address of principal executive offices)(Zip Code)
(877) 345-3002
(Registrant’s telephone number, including area code)
Not applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 Par Value Per Share	ECPG	The NASDAQ Stock Market LLC
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company  ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.    ☐

Item 8.01. Other Events.
On May 12, 2026, Encore Capital Group, Inc. (“Encore”) issued a press release announcing its intention to offer €300.0 million aggregate principal amount of senior secured floating rate notes due 2033 (the “Offering”) in a private placement to qualified institutional buyers pursuant to Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”) and outside the United States to non-U.S. persons (within the meaning of Regulation S under the Securities Act). On May 13, 2026, Encore issued a press release announcing the pricing of the Offering, which was upsized from €300.0 million to €325.0 million. The senior secured notes will accrue interest at a rate equal to the sum of (i) three-month EURIBOR (subject to a 0% floor) plus (ii) 3.250% per annum, reset quarterly. The senior secured notes being offered have not been and will not be registered under the Securities Act and may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements. Copies of the press releases are attached as Exhibits 99.1 and 99.2 and incorporated herein by reference.
Item 9.01. Financial Statements and Exhibits.

Exhibit Number	Description
99.1	Launch Press Release
99.2	Pricing Press Release
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ENCORE CAPITAL GROUP, INC.

Date:	May 13, 2026	/s/ Tomas Hernanz
Tomas Hernanz
Executive Vice President, Chief Financial Officer and Treasurer

EXHIBIT INDEX

Exhibit Number	Description
99.1	Launch Press Release
99.2	Pricing Press Release
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)